UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2017

ADVANCED MEDICAL ISOTOPE CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	00-53497	80-0138937
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

719 Jadwin Avenue, Richland, WA 99352

(Address of principal executive offices)

(509) 736-4000

(Registrant’s Telephone Number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01          Entry Into A Material Definitive Agreement

On December 13, 2017, Advanced Medical Isotope Corporation (the “Company”) and the holders of previously-issued Senior Secured Convertible Debentures (the “Debentures”) entered into an Agreement to Amend (“Amendment”) the Debentures such that the alternative conversion price set forth therein shall be available on the date of conversion after April 15, 2018. Prior to the Amendment, the Debenture permitted an alternative conversion price for conversions occurring after December 15, 2017.  In consideration for the Amendment, the holders of the Debentures were issued an aggregate of 627,301 shares of Series A Convertible Preferred Stock.

The Debentures are part of a series originally issued in May 2017.   As of December 15, 2017, the total principal balance outstanding under the terms of the Debentures was $3.3 million.

Item 3.02          Unregistered Sales of Equity Securities

See Item 1.01.

Item 9.01          Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description
10.1	Form of Agreement to Amend.

Disclaimer

The foregoing description of the Agreement to Amend does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreement to Amend, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL ISOTOPE CORP.

Date: December 18, 2017	By:	/s/ L. Bruce Jolliff
L. Bruce Jolliff
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Agreement to Amend